EXHIBIT 10.41

LEASE AMENDMENT NUMBER ONE

THE STATE OF ARKANSAS	}

COUNTY OF CALHOUN	}

THIS AGREEMENT, made and entered into this 23rd day of November, 2005, by and between HIGHLAND INDUSTRIAL PARK, INC., an Arkansas corporation, whose address is Post Office Box 3108, East Camden, Arkansas 71701, hereinafter called “Lessor,” and ARMTEC COUUNTERMEASURES COMPANY (Formerly TRACOR AEROSPACE, INC.), a Delaware corporation, duly authorized to do business in the State of Arkansas, whose address is Post Office Box 3297, East Camden, Arkansas 71701, hereinafter called “Lessee,”

W I T N E S S E T H :

WHEREAS, effective as of March 1, 1994, a certain lease agreement was executed by Lessor and Lessee covering M7 Complex, M25 Complex, M75 Complex and R1 Complex therein described, situated in Calhoun County, Arkansas. Said parties now desire that said lease agreement shall be amended and modified as hereinafter set out.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants and agreements herein contained, Lessor and Lessee do hereby mutually agree that said lease agreement shall be and the same hereby is modified and amended as follows, effective as of the 1st day of January, 2006.

Article 1, DEMISED PREMISES, is deleted in its entirety and shall have substituted and inserted in its place the following:

1. DEMISED PREMISES. Subject to the terms and provisions hereinafter set forth, and in consideration of the rent to be paid by Lessee, and in consideration of the covenants and agreements herein contained to be kept and performed by Lessee, Lessor does hereby lease, demise and let unto Lessee, and Lessee does hereby hire and take from Lessor, for the uses and purposes hereinafter set out, the following described land and premises, to-wit:

M7 COMPLEX

A certain tract or parcel of land in Section 1, Township 13 South, Range 16 West, Fifth Principal Meridian, and Section 6, Township 13 South, Range 15 West, Fifth Principal Meridian, containing 8.38 acres, more or less, and having situated thereon Buildings known as Numbers M7 and M71, said tract being described by metes and bounds as follows, to-wit:

BEGINNING at a point that is 25 feet West of the centerline of the paved road which runs immediately West of Building M7, and that is 50 feet South of the centerline of the paved road which runs immediately South of Building M7;

THENCE Northwesterly parallel to and 25 feet West of the centerline of the paved road which runs immediately West of Building M7, a distance of 635 feet to a point that is 25 feet North of the centerline of the paved road which runs North of Building M7;

THENCE Northeasterly parallel to and 25 feet North of the centerline of said road a distance of 575 feet to a point for the Northeast corner of this tract;

THENCE Southeasterly perpendicular to the centerline of the road last above mentioned, a distance a 635 feet to a point for the Southeast corner of this tract;

THENCE Southwesterly parallel to the South wall of Building M7, a distance of 575 feet to the point of beginning, containing 8.38 acres, more or less.

M25 COMPLEX

A certain tract or parcel of land located in Section 1, Township 13 South, Range 16 West, and Section 6, Township 13 South, Range 15 West, Fifth Principal Meridian, Calhoun County, Arkansas, containing 38.96 acres, more or less, and having situated thereon buildings known as M22, M23A, M24, M25A, M25B, M25C, M25D, M25E, M25F, M25G, and M25H, said tract being described by metes and bounds as follows, to-wit:

BEGINNING at a point that is 40 feet East of the centerline of Byrnes Road and is 25 feet North of the road running immediately North of Building Number M7 extended;

THENCE Southwesterly along said road, 25 feet North of the centerline thereof, a distance of 1060 feet, more or less, to a point;

THENCE Northwesterly at a right angle parallel to the conveyor ramp connecting Buildings M23A and M25A, a distance of 1034 feet to a point that is 111.3 feet North of the North edge of said conveyor ramp;

THENCE is a Northeasterly direction 299 feet, more or less, to a point that is 110 feet North of the dock of Building M23A;

THENCE North 158 feet, more or less, to a point that is the South edge of the paved road which runs immediately North of Building M23A;

THENCE East along the South edge of said paved road a distance of 1086 feet, crossing Byrnes Road to a point that is 260 feet, more or less, East of the centerline of Byrnes Road;

THENCE South parallel to and 260 feet East of the centerline of Byrnes Road a distance of 427’ 6”, more or less, to a point;

THENCE West perpendicular to Byrnes Road 220 feet, more or less, to a point that is 40 feet East of the centerline of Byrnes Road;

THENCE Southeasterly parallel to and 40 feet East of the centerline of Byrnes Road, a distance of 932 feet to the point of beginning, said tract containing 36.09 acres, more or less.

In addition thereto, this lease also covers Building Number M148, said being a boiler house, which is included in and covered by this lease to the same extent and in the same manner as though located on the above described land.

M75 COMPLEX

A certain tract or parcel of land located in Section 1, Township 13 South, Range 16 West, and Section 6, Township 13 South, Range 15 West, Fifth Principal Meridian, Calhoun County, Arkansas, containing 22.59 acres, more or less, and having situated thereof buildings known as M73, M74, M75A, M75B, M75C, M75D, M75E, and M75F, said tract being described by metes and bounds as follows, to-wit:

BEGINNING at a point that is 40 feet East of the centerline of Byrnes Road and is on the centerline of the road running immediately North of Building Number M84;

THENCE Southwesterly and Westerly parallel to and on the centerline of said road a distance of 970 feet, more or less, to a point for corner;

THENCE Northwesterly parallel to the conveyor ramp connecting Buildings M73A and M75A, a distance of approximately 993 feet to a point that is 25 feet North of the centerline of the road that runs Northeasterly and runs immediately North of Building M7;

THENCE Northeasterly along said road, 25 feet North of the centerline thereof, a distance of approximately 1060 feet to a point that is 40 feet East of the centerline of Byrnes Road;

THENCE Southerly and Southeasterly along a line parallel to and 40 feet East of the centerline of Byrnes Road, a distance of approximately 1016 feet to the place of beginning, containing 22.59 acres, more or less.

R1 COMPLEX

A certain tract or parcel of land located in Sections 27, 28, 33, and 34, Township 12 South, Range 15 West, Fifth Principal Meridian, Calhoun County, Arkansas, containing 118.045 acres, more or less, and having situated thereon buildings known as R1, R15, 5FC1, 5FC2, 5FC3, and 5FC4, said tract being described by metes and bounds as follows, to-wit:

BEGINNING at a point from whence the Northwest corner of Section 34, Township 12 South, Range 15 West, Fifth Principal Meridian, bears South 15 degrees 46 minutes East a distance of 147.85 feet and East a distance of 260.0 feet;

THENCE South 15 degrees 46 minutes East a distance of 60.8 feet to a point for corner;

THENCE South 23 degrees 30 minutes West a distance of 155.0 feet to a point for corner;

THENCE South 15 degrees 46 minutes East a distance of 556.0 feet to a point that is 40 feet South of the centerline of Zoller Road;

THENCE North 74 degrees 30 minutes East parallel to and 40 feet South of the centerline of Zoller Road a distance of 165.0 feet to a point for an interior corner;

THENCE South 16 degrees 30 minutes East a distance of 262.3 feet to a point for the most Southerly corner of the tract herein described;

THENCE North 74 degrees 14 minutes East a distance of 1370.0 feet to a point in the West Half of the West Quarter of Section 34, for the more Easterly corner of the tract herein described;

THENCE North on the East line of the West Half of the West Half of Section 34 a distance of 3130 feet to a point for the most Northerly corner of the tract herein described;

THENCE South 74 degrees 14 minutes West a distance of 1737.50 feet to a point for corner;

THENCE South 15 degrees 46 minutes East a distance of 1180.0 feet to a point for an interior corner;

THENCE South 74 degrees 14 minutes West a distance of 570 feet to a point for the most Westerly corner of the tract herein described;

THENCE South 15 degrees 46 minutes East a distance of 910.8 feet of the point of beginning, containing 118.045 acres, more or less.

Additionally, Buildings 2SH1, 2SH18, 2SH26, 1LC33, 1LC35 and 2AT14 are included effective January 1, 2006.

Lessee is hereby granted the right of ingress and egress, to the extent of Lessor’s rights, over all roads, streets and ways, whether public or private, bounding, or serving said demised premises.

Article 3, RENTAL, is deleted in its entirety and shall have substituted and inserted in its place the following:

3. RENTAL. As rental for said demised premises during the term, January 1, 2006 through February 28, 2009, Lessee convenants and agrees to pay Lessor on or before the first day of each month in advance rental in the amount of TWENTY NINE THOUSAND ONE HUNDRED SIXTY-SIX AND 62/100 DOLLARS ($29,166.62) for the following: M7 Complex, M25 Complex, M75 Complex, R1 Complex, 2SH1, 2SH18, 2SH26, 7LC33, 1LC35 and 2AT14.

Article 30, OPTION TO RENEW, is deleted in its entirety and shall have substituted and inserted in its place the following:

30. OPTION TO RENEW. (a) Inasmuch as the Lessee has, since originally novating the lease to their name, envisioned arranging a longer term lease than the March 1, 1994 agreement, Highland Industrial Park offers the following option renewals. Subject to the provisions hereof, Lessor expressly gives and grants to Lessee the right, option and privilege of extending the leasehold term of this lease one (1) time for an additional period of ten (10) years and then four (4) times for an additional period of five (5) years each time (that is, one (1) ten (10) year extension and four (4) five (5) year extensions in addition to the original leasehold term herein granted), upon the same terms and conditions as herein set out (except as hereinafter provided), all of which shall apply to such extended term to the same extent and as fully as if this lease had been written for the period of time covering both the original term and the extended term or terms provided in this option of extension, and in such event the word “term” in this agreement shall mean and refer to the original term as so extended. The option herewith granted by Lessor to Lessee to extend the term of this lease one (1) time for an additional period of ten (10) years and four (4) times for an additional five (5) years each time shall expire, and be of no further force and effect, unless exercised by Lessee by written notice to Lessor on or before the date which is ninety (90) days prior to the expiration of the term then in effect. In the event Lessee elects to exercise any such option of extension, then the giving of the above described notice by Lessee so notifying Lessor in writing, if given within the time hereinabove provided, shall operate to automatically extend this lease for an additional term without further action on the part of either of the parties hereto; provided that failure on the part of Lessee to give such written notice to Lessor within such time shall conclusively be deemed to be an election by Lessee to waive such option of renewal and such option shall then be null and void.

(b) Notwithstanding any of the above provisions, it is agreed that:

(1) Such option may be exercised only if at the time of such exercise this lease is in full force and effect and Lessee is not in default in the performance of any of the terms or provisions of this lease.

(2) If such option is exercised to extend this lease one or more times for successive ten (10) year and five (5) year periods, this lease shall continue in effect in accordance with the terms and provisions hereof except that during the ten (10) year extension and each successive five (5) year option, the monthly rental therefore, payable monthly in advance during said extended term, shall be escalated by 3% year over year per the attached schedule.

(3) Rental Payment Schedule:

Start Date	End Date	Monthly Rental
March 1, 2008	February 28, 2009	$29,166.62	Current Lease Amount
March 1, 2009	February 28, 2010	$30,041.62
March 1, 2010	February 28, 2011	$30,942.87
March 1, 2011	February 29, 2012	$31,871.15
March 1, 2012	February 28, 2013	$32,827.29
March 1, 2013	February 28, 2014	$33,812.11
March 1, 2014	February 28, 2015	$34,826.47
March 1, 2015	February 29, 2016	$35,871.26
March 1, 2016	February 28, 2017	$36,947.40
March 1, 2017	February 28, 2018	$38,055.82
March 1, 2018	February 28, 2019	$39,197.50

Each year of the five (5) year renewal options will be escalated 3% year over year in the same manner as the Rental Payment Schedule.

Said original lease agreement and amendment is hereby ratified and confirmed, and shall continue in full force and effect in accordance with all terms, provisions and conditions therein contained.

IN WITNESS WHEREOF, this instrument is executed in duplicate originals as of the day and year first above written.

ATTEST:	HIGHLAND INDUSTRIAL PARK, INC.

/s/ W.K. Gibbs	/s/ G.Hill
Assistant Secretary	“LESSOR”

ATTEST:	Armtec Countermeasures Company

/s/ Maria Montez	/s/ Robert R. Harris
“LESSEE”

ACKNOWLEDGMENT

STATE OF ARKANSAS	}

COUNTY OF CALHOUN	}

On this day personally appeared before the undersigned, a Notary Public within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named Gene Hill and W. K. Gibbs, being the President and Assistant Secretary, respectively, of HIGHLAND INDUSTRIAL PARK, INC., a corporation, and who had been designated by said corporation to execute the above instrument, to me personally well known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for the consideration, uses, and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal as such Notary Public on this 21st day of December, 2005.

/s/ Illegible
Notary Public

My Commission Expires:

May 2, 2015

ACKNOWLEDGMENT

STATE OF CALIFORNIA	}

COUNTY OF RIVERSIDE	}

On this day personally appeared before the undersigned, a Notary Public within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named Robert R. Harris and Maria Montez, being the President and HR Assistant, respectively, of Armtec Countermeasures Company, a corporation, and who had been designated by said corporation to execute the above instrument, to me personally well known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for the consideration, uses, and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal as such Notary Public on this 03 day of January, 2006.

/s/ Cheryl Buffington
Notary Public

My Commission Expires:

14 September 2006